                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material pursuant to ss.240.14a-12


                             RCM TECHNOLOGIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ___________________________________________________________________________
    2) Aggregate number of securities to which transaction applies:

    ___________________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ___________________________________________________________________________
    4) Proposed maximum aggregate value of transaction:

    ___________________________________________________________________________
    5) Total fee paid:

    ___________________________________________________________________________

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

RCM  Technologies

     The Source of Smart Solutions
                                                                SOLUTIONS:
     RCM TECHNOLOGIES, INC.                                     ----------------
     2500 McClellan Avenue                                        o Business
     Pennsauken, NJ 08109                                       ----------------
                                                                  o Technology
     Tel: 856.486.1777                                          ----------------
     Fax: 856.488.8833                                            o Resource
     info@rcmt.com                                              ----------------
     www.rcmt.com


                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2006

                              --------------------


To Our Stockholders:

   The RCM Technologies, Inc. 2006 Annual Meeting of Stockholders will be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, on Thursday, June 15, 2006, at 6:00 p.m. local time.

   The purposes of the meeting are to:

      1. Elect one Class A director, to serve until his term expires and until his successor is elected and qualified;

      2. Consider and approve adoption of the Company's 2006 Omnibus Equity Compensation Plan;

      3. Ratify our Audit Committee's appointment of Grant Thornton LLP as our independent accountants for our fiscal year ending December 30, 2006; and

      4. Transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

   We have fixed April 20, 2006 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

   You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting. The enclosed envelope requires no postage if mailed within the United States. Most of our stockholders hold their shares in "street name" through brokers, banks and other nominees and may choose to vote their shares over the internet or by telephone instead of using the enclosed proxy card. If you wish to vote over the internet or by telephone, please follow the instructions on your proxy card. If you attend the meeting, you may revoke your proxy and vote in person.


                                            By Order of the Board of Directors,


                                            /s/ Stanton Remer
                                            -----------------------------------
                                            Stanton Remer
                                            Secretary

Pennsauken, New Jersey
April 21, 2006

                             RCM TECHNOLOGIES, INC.
                             2500 MCCLELLAN AVENUE
                                   SUITE 350
                          PENNSAUKEN, NEW JERSEY 08109

                              --------------------
                                PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 15, 2006


ABOUT THIS PROXY STATEMENT

   Our Board of Directors is soliciting proxies to be used at our 2006 Annual Meeting of Stockholders. The meeting will be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 on Thursday, June 15, 2006, at 6:00 p.m. local time. This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about April 21, 2006.

                               VOTING PROCEDURES

WHO CAN VOTE

   Only RCM common stockholders at the close of business on the record date, April 20, 2006, may vote at the annual meeting. You are entitled to cast one vote for each share of RCM common stock that you owned as of the close of business on the record date. At the close of business on the record date, there were 11,762,994 shares of RCM common stock outstanding.

HOW YOU CAN VOTE

   You can vote by:

          o marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided, or

          o    attending the meeting and voting in person.

HOW YOU CAN REVOKE YOUR PROXY OR CHANGE YOUR VOTE

   You can revoke your proxy at any time before it is voted at the meeting by:

          o sending a written notice that you have revoked your proxy to our Secretary, Stanton Remer, at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109-4613,

          o    submitting a later-dated proxy card, or

          o attending the meeting, giving our Secretary written notice of your revocation and voting your shares.

   If a bank, broker or other holder of record holds your shares in its name, you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

GENERAL INFORMATION ON VOTING

   A quorum must exist for voting to take place at the meeting. A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented by proxy at the meeting. Shares represented by a proxy marked "abstain" or "withheld" on any matter will be considered present at the meeting for purposes of determining whether there is a quorum, but will not be considered as votes FOR or AGAINST that matter. Shares represented by a proxy as to which there is a "broker non-vote" (that is, where a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum but will not be voted on matters as to which there is a "broker non-vote." Abstentions and "broker non-votes" will therefore have no effect on the outcome of any vote taken at the meeting.

   The director nominees will be elected by a plurality of the votes cast for the election of directors at the meeting. Thus, the nominee who receives the most votes will be elected as a director. All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

   Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card. If you sign your proxy card but do not mark your choices, Leon Kopyt or Stanton Remer, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

          o    FOR the person we nominated for election as director;

          o FOR the adoption of the Company's 2006 Omnibus Equity Compensation Plan; and

          o FOR the ratification of our Audit Committee's appointment of Grant Thornton LLP as our independent accountants for our fiscal year ending December 30, 2006.

   If any other matters are properly presented at the meeting for consideration, Mr. Kopyt and Mr. Remer will have the discretion to vote on those matters for you. Currently, we are not aware of any such matters.

COSTS OF SOLICITATION

   We will pay for preparing, assembling and mailing this proxy statement. Our directors, officers and employees may solicit proxies through the mails, direct communication or otherwise. None of our directors, officers or employees will receive additional compensation for soliciting proxies. We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of March 9, 2006.

                                                                    APPROXIMATE
                                                                    PERCENTAGE
                                                                  OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER           NUMBER OF SHARES    COMMON STOCK
------------------------------------           ----------------   --------------
Columbia Wanger Asset Management, L.P. ....      2,276,000(1)          19.7%
 227 West Monroe Street
 Suite 3000
 Chicago, IL 60606
Heartland Advisors, Inc. ..................      1,539,800(2)          13.3%
 789 North Water Street
 Milwaukee, WI 53202
FMR Corp. .................................      1,140,063(3)           9.9%
 82 Devonshire Street
 Boston, MA 02109
Dimensional Fund Advisors Inc. ............        811,177(4)           7.0%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

---------------
(1) Based on a Schedule 13G, dated February 13, 2006, filed with the Securities and Exchange Commission (the "Commission") by Columbia Wanger Asset Management, L.P., ("CWAM"), a registered investment advisor and WAM Acquisition GP, Inc. for itself and as general partner of CWAM, joined by Columbia Acorn Investment Trust and Wanger Advisors Trust. The Schedule 13G states that CWAM has sole voting and dispositive power to all of these shares and that WAM Acquisition GP, Inc. shares voting and dispositive power as to all of these shares. The Schedule 13G also states that Columbia Acorn Trust holds 6.8% of RCM's outstanding common stock and that Wanger Advisors Trust holds 6.5% of RCM's outstanding common stock.

(2) Based on a Schedule 13G, dated February 3, 2006, filed with the Commission. The Schedule 13G states that Heartland Advisors, Inc., a registered investment advisor, and William J. Nasgoritz have shared voting power as to 1,421,000 of these shares and shared dispositive power as to all of these shares. The Heartland Value Fund, an account managed by Heartland Advisors, Inc. owns 780,000 shares, or 6.7% of RCM's outstanding common stock. Heartland Advisors, Inc. and William J. Nasgovitz each disclaim beneficial ownership of any of these shares.

(3) Based on a Schedule 13G, dated February 14, 2006, filed with the Commission by FMR Corp., a parent holding corporation, on behalf of itself, Edward C. Johnson III, Fidelity Management, Research Company and Fidelity Low Priced Stock Fund. The Schedule 13G states that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, is the beneficial owner of all of these shares as a result of acting as investment adviser to various registered investment companies, including Fidelity Low Priced Stock Fund which owns all of these shares. Edward C. Johnson, III and FMR Corp., through its control of Fidelity Management & Research Company and Fidelity Low Priced Stock Fund, each have sole dispositive power as to all of these shares. The Schedule 13G also states that Fidelity Low Priced Stock Fund's Board of Trustees has sole voting power as to all of these shares.

(4) Based on a Schedule 13G, dated February 1, 2006, filed with the Commission. The Schedule 13G states that Dimensional Fund Advisors, Inc. has sole voting and investment power as to all of these shares. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of these shares.

SECURITY OWNERSHIP OF MANAGEMENT

   The following table lists the number of shares of our common stock beneficially owned, as of April 7, 2006, by each director and director nominee, each of our executive officers, certain members of our senior management, and by our directors, nominees and executive officers as a group. In general, beneficial ownership includes those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person.

                                                                 APPROXIMATE
                                                                 PERCENTAGE
                                                               OF OUTSTANDING
NAME                                        NUMBER OF SHARES    COMMON STOCK
----                                        ----------------   --------------
Leon Kopyt (1)..........................         541,906             4.6%
Stanton Remer (2).......................         156,974             1.3%
Norman S. Berson (3)....................          66,471             *
Robert B. Kerr (3)......................          68,471             *
David Gilfor (4)........................          15,000             *
Dennis Berkey (5).......................          83,333             *
Dennis Busel (6)........................          15,000             *
Rocco Campanelli (7)....................          88,760             *
Kevin D. Miller (2).....................         150,913             1.3%
James Schappert.........................               0             *
John Pringle (8)........................          13,000             *
Christopher Giunta (8)..................          18,000             *
Frank Bocassi (8).......................          13,000             *
All directors and executive officers as
 a group (13 persons) (9) ..............       1,230,828            10.0%

---------------

*    Represents less than one percent of our outstanding common stock.

(1) Includes 150,000 shares issuable upon the exercise of options under our stock option plans and 28,312 shares as to which Mr. Kopyt has sole voting power in the election of directors. Mr. Kopyt disclaims beneficial ownership of these 28,312 shares.

(2) Consists of 100,000 shares issuable upon the exercise of options under our stock option plans.

(3) Consists of 40,000 shares issuable upon the exercise of options under our stock option plans.

(4) Includes 15,000 shares issuable upon the exercise of options under our stock option plans.

(5) Includes 83,333 shares, issuable upon the exercise of options under our stock option plans.

(6) Includes 15,000 shares issuable upon the exercise of options under our stock option plans.

(7) Includes 62,000 shares issuable upon the exercise of options under our stock option plans.

(8) Includes 13,000 shares, issuable upon the exercise of options under our stock option plans, none of which were exercisable within 60 days after the record date.

(9) Includes 644,333 shares issuable upon the exercise of options under our stock option plans.

VOTING ARRANGEMENTS

   On February 5, 1996, we issued and sold 276,625 shares of our common stock to Limeport Investments, LLC in a private placement transaction. In conjunction with this transaction, Limeport granted Mr. Kopyt an irrevocable proxy entitling him to vote those shares solely in connection with the election of our directors. We believe that, as of March 9, 2006, Limeport beneficially owned 28,312 shares of our common stock.

   If Mr. Kopyt ceases to serve as our Chairman, Chief Executive Officer and President, the Limeport voting arrangement and the proxy granted will terminate immediately.

                                   PROPOSAL 1
                           -------------------------
                             ELECTION OF DIRECTORS

   Our Board of Directors is divided into three classes. Each of the classes B and C has two directors and class A has one director. Directors are elected to staggered three-year terms and will serve until their successors have been elected and qualified.

   The term of our Class A director, Norman S. Berson, expires at this year's annual meeting. The Class B directors, Robert B. Kerr and David Gilfor, will serve until the annual meeting in 2007. The Class C directors, Leon Kopyt and Stanton Remer, will serve until the annual meeting in 2008.

BOARD INDEPENDENCE

   The Board of Directors has determined that Robert B. Kerr, David Gilfor, and Norman S. Berson are "independent directors" as defined in Marketplace Rule 4200(a) (15) of the National Association of Securities Dealers. In this Proxy, these three directors are referred to individually as an "Independent Director" and collectively as the "Independent Directors."

   One Class A director will be elected at this year's annual meeting to serve for a three-year term expiring at our annual meeting in 2009. All of the Independent Directors have nominated Norman S. Berson to serve as a Class A director. Mr. Berson has consented to serve a term on our Board of Directors. The persons named as proxy holders on the enclosed proxy card, Mr. Kopyt and Mr. Remer, intend to vote FOR the election of Mr. Berson unless you mark a contrary instruction on your proxy card. Unless you indicate otherwise on your proxy card, if Mr. Berson is unable to serve as a director at the time of this year's annual meeting, Mr. Kopyt or Mr. Remer will vote FOR the election of another person that the Board may nominate in his place.

NOMINEES FOR ELECTION AS DIRECTOR

CLASS A DIRECTOR NOMINEE

NORMAN S. BERSON, Director since 1987, age 79

   Mr. Berson is Of Counsel to the law firm of Fineman Krekstein & Harris, P.C. of Philadelphia, Pennsylvania. Previously, Mr. Berson was a member of the House of Representatives of the Commonwealth of Pennsylvania for 17 years.

CURRENT BOARD MEMBERS

CLASS B DIRECTORS

ROBERT B. KERR, Director since 1994, age 63

   Mr. Kerr is a founding partner of Everingham & Kerr, Inc., a merger & acquisition consulting firm located in Haddon Heights, New Jersey, which has served small and medium-sized manufacturing, distribution and service businesses since 1987.

DAVID GILFOR, Director since 2001, age 58

   Mr. Gilfor is a member of the information technology department of Goldenberg Rosenthal, LLP, a regional accounting and consulting firm located in Jenkintown, Pennsylvania. Previously, Mr. Gilfor was the owner of a computer networking and distributing firm located in Philadelphia, Pennsylvania.

CLASS C DIRECTORS

LEON KOPYT, Director since 1991, age 61

   Mr. Kopyt has been our President, Chief Executive Officer and Chairman of the Board since 1992. Previously, Mr. Kopyt served as our Chief Financial Officer and Treasurer from 1992 to 1994, and as our Chief Operating Officer from May 1990 to January 1992.

STANTON REMER, Director since 1992, age 56

   Mr. Remer has been our Chief Financial Officer, Secretary and Treasurer since 1994. Effective January 1, 2005, Mr. Remer was promoted to Executive Vice President. Previously, Mr. Remer held positions as a Managing Partner of a northeast regional accounting firm and Chief Financial Officer of Sterling Supply Corporation. Mr. Remer is a Certified Public Accountant.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF NORMAN S. BERSON AS A CLASS A DIRECTOR.

                             OUR EXECUTIVE OFFICERS

   The following table lists our executive officers as of December 31, 2005 and certain members of our senior management. Our Board elects our executive officers annually for terms of one year and may remove any of our executive officers with or without cause.

NAME                                                        AGE       POSITION
----                                                        ---       --------
Executive Officers:
Leon Kopyt............................................       61       Chairman, Chief Executive Officer, President
                                                                      and Director
Stanton Remer.........................................       56       Executive Vice President, Chief Financial
                                                                      Officer, Treasurer, Secretary and Director
Senior Management:
Rocco Campanelli......................................       55       Executive Vice President
Dennis Berkey.........................................       57       Senior Vice President
Frank Bocassi.........................................       44       Senior Vice President
Dennis Busel..........................................       41       Senior Vice President
Christopher Giunta....................................       45       Senior Vice President & General Manager
Kevin D. Miller.......................................       39       Senior Vice President
John Pringle..........................................       53       Senior Vice President
James Schappert.......................................       47       Senior Vice President

   The business experience of Messrs. Kopyt and Remer is summarized in "Proposal 1 - Election of Directors."

   ROCCO CAMPANELLI has served as an Executive Vice President of RCM since June 1999. From September 1995 until June 1999, Mr. Campanelli served as a Senior Vice President of RCM and our General Manager of Professional Engineering. Previously, Mr. Campanelli was a Senior Vice President of Operations and Marketing for Cataract, Inc., a business we acquired in August 1995. From the time he joined Cataract in 1988 until August 1995, Mr. Campanelli held the position of Northeast Regional Manager and Vice President of Operations.

   DENNIS BERKEY has served as a Senior Vice President of RCM since May 1999. Previously, Mr. Berkey was a founder of Business Support Group of Michigan, Inc., a business we acquired in 1999. Mr. Berkey has in excess of 19 years of experience in software development, information systems management, ERP consulting and related project management.

   FRANK BOCASSI has served as Vice President of Technical Solutions for RCM's Long Island ("LI") Solutions Practice since March 2004. Effective January 1, 2006, Mr. Bocassi was promoted to Senior Vice President. From August 1999 until March 2004, Mr. Bocassi served as Senior Account Manager for the LI Practice. Previously, Mr. Bocassi was a partner at Seaview Consulting, Inc., which was acquired by RCM in 1999. Mr. Bocassi has 21 plus years of experience in technical solutions and account management.

   DENNIS BUSEL has served as Senior Vice President of RCM's North East region since July 2003. Mr. Busel, who joined RCM in February 2000, has over 20 years experience in the IT services industry including a senior management role at Robert Half, International where he led the launch of the IT Consulting Division. He has provided leadership for teams in size ranging from 6 to 400 people on a local and national level. Mr.

Busel has been instrumental in establishing service offerings, promoting sales, and directing the operations and delivery for both resource management and project organizations.

   CHRISTOPHER GIUNTA has served as Vice President and General Manager for the Long Island Solutions Practice of RCM since March 2004. Effective January 1, 2006, Mr. Giunta was promoted to Senior Vice President. From August 1999 until March 2004, Mr. Giunta served as Senior Account Manager for the Long Island Practice. Prior to joining RCM, Mr. Giunta was a partner at Seaview Consulting, Inc., which was acquired by RCM in 1999. Mr. Giunta has in 21 years experience in software development, information systems management, and related project management.

   KEVIN D. MILLER has served as a Senior Vice President of RCM since January 1998. Previously, Mr. Miller was a consultant to RCM from July 1997 through December 1997. From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center. Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young, LLP. Mr. Miller is a Certified Public Accountant.

   JOHN PRINGLE has served as Western Region Senior Vice President of RCM since November 2001. Mr. Pringle's primary responsibilities are in the IT services sector in the Western Region. Mr. Pringle has over 24 years experience in the IT services industry. Mr. Pringle's experience includes leadership skills relating to the implementation and establishment of a Solutions Practice focused on Oracle, e-Solutions and system integration.

   JAMES SCHAPPERT has served as Senior Vice President of RCM's IT Consulting Division since May 2005. Mr. Schappert's responsibilities are National in nature and encompass all of RCM's Information Technology Consulting operations. Prior to joining RCM, Mr. Schappert gained over 25 years of experience in the IT professional services and software field with senior management positions in IT Consulting firms as well as the applications and systems software market including CIBER, International Business Systems and Software Design Incorporated.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

   The following table lists cash and other compensation paid to, or accrued by us for, our chief executive officer and each of the persons who, based upon total annual salary and bonus, was one of our other four most highly compensated executives for our fiscal year ended December 31, 2005. The information is presented for each individual for our last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                                LONG-TERM
                                                                     ANNUAL COMPENSATION                       COMPENSATION
                                                           ----------------------------------------    ----------------------------
                                                                                                         AWARDS
                                                                                                       SECURITIES
                                                                                                       UNDERLYING
                                                 FISCAL                              OTHER ANNUAL       OPTIONS/       ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR      SALARY      BONUS     COMPENSATION(1,2)       SARS      COMPENSATION(3)
---------------------------                      ------    --------   --------    -----------------    ----------   ---------------
Leon Kopyt ...................................    2005     $475,000   $ 75,000        $        0        $100,000        $18,757
President and CEO                                 2004     $475,000   $ 35,000        $        0               0        $16,921
                                                  2003     $475,000   $100,000        $3,698,068          50,000        $11,119

Stanton Remer ................................    2005     $200,000   $ 30,000        $        0          50,000        $ 6,575
EVP, CFO, Treasurer and                           2004     $200,000   $ 25,000        $        0               0        $ 6,575
Secretary                                         2003     $200,000   $ 50,000        $  410,045          25,000        $   815

Rocco Campanelli .............................    2005     $175,000   $ 75,000        $        0          50,000        $ 9,779
Executive Vice President                          2004     $175,000   $123,776        $        0               0        $ 9,664
                                                  2003     $150,000   $151,869        $  218,416          25,000        $ 5,633

James Schappert (4) ..........................    2005     $114,423   $ 15,000        $        0          60,000        $ 4,405
Senior Vice President

Kevin D. Miller ..............................    2005     $200,000   $ 25,000        $        0          50,000        $14,058
Senior Vice President                             2004     $200,000   $ 25,000        $        0               0        $12,926
                                                  2003     $200,000   $ 45,000        $  325,236          25,000        $ 7,813

---------------
(1) During fiscal 2003, 2004 and 2005, certain of the officers named in this table received personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any fiscal year, exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for that individual in any year.

(2) In order to enhance long-term value for the shareholders of the Company, reduce the number of options outstanding and improve the Company's ability to retain and provide incentives to employees and directors, on September 30, 2003, the Company made a tender offer to exchange stock options with a strike price of $7.00 or greater for shares of restricted stock and cash. Upon expiration of the tender offer on November 14, 2003, option holders who were executive officers named above and participated in the tender offer received 469,675 shares of restricted stock having an aggregate value of $3.0 million ($6.30 per share) as well as cash consideration of $2.0 million, which was equal to 67% of the value of the restricted common stock.

(3) This amount represents (i) premiums we paid in 2005, 2004 and 2003, respectively, for life and disability insurance on certain of the officers named in this table as follows: Leon Kopyt: $372, $372 and $226; Stanton Remer: $190, $190 and $182; Rocco Campanelli: $190, $184 and $184; James Schappert $63 (2005); and Kevin Miller: $190, $190, and $190;
     (ii) premiums we paid in 2005, 2004 and 2003, respectively, for medical insurance on certain of the officers named in this table as follows: Leon
     Kopyt: $17,760, $15,924 and $10,268; Stanton Remer: $5,760, $5,760 and
     $0; Rocco Campanelli: $8,964, $8,856 and $4,824; James Schappert $4,342
     (2005); and Kevin Miller $13,243, $12,110 and

     $6,998; and (iii) matching contributions each of $625, $625, and $625, respectively, that we made during our fiscal years ended December 31, 2005, January 1, 2005 and December 27, 2003 for each of the officers named in this table except for James Schappert, who commenced employment on May 9, 2005, in accordance with RCM's retirement savings plan adopted pursuant to
     Section 401(k) of the Internal Revenue Code of 1986, as amended.

(4) Mr. Schappert commenced his employment with RCM effective May 9, 2005 as Senior Vice President in charge of national sales. His salary is $175,000 per annum.

OPTIONS GRANTED TO OUR EXECUTIVES IN FISCAL 2005

   The following table lists information regarding the options to purchase our common stock we granted to our executive officers and certain members of our senior management during our fiscal year ended December 31, 2005. We have never granted any stock appreciation rights.

                                                                                                                     POTENTIAL
                                                                                                                    REALIZABLE
                                                                        INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                                     -------------------------------------------------------    -------------------
                                                                                                                 ANNUAL RATES OF
                                                      NUMBER OF      % OF TOTAL                                    STOCK PRICE
                                                     SECURITIES     OPTIONS/SARS                                   APPRECIATION
                                                     UNDERLYING      GRANTED TO    EXERCISE OR                  FOR OPTION TERM(1)
                                                    OPTIONS/SARS    EMPLOYEES IN    BASE PRICE    EXPIRATION    -------------------
NAME                                                   GRANTED      FISCAL YEAR       ($/SH)         DATE          5%         10%
----                                                ------------    ------------   -----------    ----------    --------   --------
Leon Kopyt ......................................      100,000          10.0%         $4.40        6/27/2015    $276,714   $701,247
Stanton Remer ...................................       50,000           5.0%          4.40        6/27/2015     138,357    350,623
Rocco Campanelli ................................       50,000           5.0%          4.40        6/27/2015     138,357    350,623
James Schappert .................................       50,000           5.0%          4.40        6/27/2015     138,357    350,623
James Schappert .................................       10,000           1.0%          4.91       12/27/2015      30,879     78,253
Kevin D. Miller .................................       50,000           5.0%          4.40        6/27/2015     138,357    350,623

---------------
(1) Potential realizable value is reported net of option exercise price but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on the options are dependent upon the future performance of our common stock, and the amounts reflected in the table will not necessarily be achieve

OPTION EXERCISES IN FISCAL 2005 AND FISCAL YEAR-END OPTION VALUES

   The following table lists the number and value of options held by our executive officers and certain members of our senior management at the end of our fiscal year ended December 31, 2005. No options were exercised during our fiscal year ended December 31, 2005 by any of our executive officers or members of our senior management listed in the summary compensation table of this proxy statement. RCM does not have any outstanding stock appreciation rights. The values listed relate solely to outstanding stock options.

                                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                                                OPTIONS/SARS                   OPTIONS/SARS
                                                 SHARES                      AT FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                                                ACQUIRED      VALUE      ---------------------------    ---------------------------
NAME                                          ON EXERCISE    REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                          -----------    --------   -----------    -------------    -----------   -------------
Leon Kopyt ................................        --           --        150,000         100,000        $267,500        $70,000
Stanton Remer .............................        --           --        100,000          50,000          55,000         35,000
Rocco Campanelli ..........................        --           --         62,000          75,000          80,730         63,750
James Schappert ...........................        --           --              0          60,000               0         36,900
Kevin D. Miller ...........................        --           --        100,000          50,000          55,000         35,000

---------------
(1) These values represent the difference between the closing price of our common stock on The Nasdaq National Market on December 31, 2005 and the exercise price of each option, multiplied by the number of shares issuable upon the exercise of each option.

COMPENSATION OF DIRECTORS

   Our employee directors do not receive any compensation for serving on our Board or its committees, other than the compensation they receive for serving as employees of RCM.

   The Board of Directors has approved a compensation package for non-employee directors, which became effective in May 2000. Under the arrangement, each non-employee director receives a retainer fee of $24,000 per year as compensation for service on the Board. In addition to the retainer fee, each eligible non-employee director is paid meeting attendance fees of $750 for each Board Meeting and $300 for each Committee Meeting in excess of four that is held on a date other than the date of a Board Meeting.

   All employee and non-employee directors also are eligible to receive options to purchase our common stock and stock appreciation rights under our stock option plans.

EMPLOYMENT AGREEMENTS

   Mr. Kopyt's employment agreement provides for an annual base salary of $475,000, vacation time and other customary benefits. In addition, the agreement provides that Mr. Kopyt's annual bonus will be based on our EBITDA, defined as earnings before interest, taxes, depreciation and amortization.

   Mr. Kopyt's employment agreement is for a term of three years and automatically extends each year for an additional one-year period. This employment agreement is terminable upon Mr. Kopyt's death or disability, or for cause, as defined in the agreement.

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT ARRANGEMENTS FOR MR. KOPYT

   Mr. Kopyt has an agreement with us that provides him with benefits upon a change in control of RCM. Under this agreement, the remaining term of Mr. Kopyt's employment is extended for five years upon a change in control. If, during the term of Mr. Kopyt's employment following a change in control, RCM terminates Mr. Kopyt's employment other than for cause, as defined in the agreement, or Mr. Kopyt terminates his own employment for good reason, also as defined in the agreement, the provisions below will apply. The agreement defines "good reason" as, among other things, a material change in Mr. Kopyt's salary, title or reporting responsibilities, or a change in RCM's office location that requires Mr. Kopyt to relocate. This agreement includes the following provisions, each of which is effective upon Mr. Kopyt's termination other than for cause or for good reason, in either case following a change in control:

          o RCM must pay to Mr. Kopyt a lump sum equal to the total amount of his salary and bonus for the remainder of the five-year term.

          o RCM must pay to Mr. Kopyt an amount equal to the sum of all penalties he is assessed (including excise taxes imposed on certain parachute payments) and taxes he incurs as a result of the benefits he will receive under the agreement.

SEVERANCE AGREEMENT FOR MR. KOPYT

   On June 10, 2002, the Company entered into a Severance Agreement (the "Severance Agreement") with Mr. Kopyt. The agreement provides for certain payments to be made to Mr. Kopyt and for the continuation of Mr. Kopyt's employee benefits for a specified time after his service with the Company is terminated other than for cause, as defined in the Severance Agreement. Amounts payable to Mr. Kopyt under the Severance Agreement would be offset and reduced by any amounts received by Mr. Kopyt after his termination of employment under his current employment and termination benefits agreements, which are supplemented and not superseded by the Severance Agreement.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS


   The graph below is presented in accordance with SEC requirements. You should not draw any conclusions from the data in the graph, because past results do not necessarily predict future stock price performance. The graph does not represent our forecast of future stock price performance.

   The graph below compares our total stockholder return over the five-year period ended December 31, 2005 to the cumulative total return of two indices over the same period: Total Return Index for the Nasdaq Stock Market, and a peer group of staffing companies that we selected in good faith. In developing the index, each selected company is weighted based on its market capitalization measured on December 31, 2005.

   Our self-determined peer group consists of the following corporations:

     Butler International, Inc.     MPS Group, Inc.

     Kelly Services, Inc.           Spherion Corporation

   The graph assumes that $100 was invested on December 31, 2000 in each of our common stock, the Nasdaq Stock Market (U.S.) Index and the peer group, and that all dividends were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG RCM TCHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP

                               [GRAPHIC OMITTED]

TOTAL RETURN ANALYSIS                                                         2000      2001     2002      2003      2004     2005
---------------------                                                        ------    ------   ------    ------    ------   ------
RCM Technologies, Inc ....................................................   $100.0    $129.7   $107.9    $203.3    $138.8   $140.7
Nasdaq Stock Market (U.S.) ...............................................   $100.0    $ 79.1   $ 56.0    $ 83.4    $ 90.6   $ 92.7
Peer Group ...............................................................   $100.0    $107.7   $ 94.0    $132.7    $150.3   $156.2

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   We believe that, during our fiscal year ended December 31, 2005, our executive officers and directors made all required filings under Section 16(a) of the Securities Exchange Act on a timely basis. Our belief is based solely on:

          o our review of copies of forms filed pursuant to Section 16(a) and submitted to us during and with respect to our fiscal year ended December 31, 2005 and

          o representations from the Company's directors, executive officers and beneficial owners of more than 10% of RCM Stock that they have complied with all Section 16(a) filing requirements with respect to 2005.

                         BOARD MEETINGS AND COMMITTEES

   Our Board of Directors has an executive committee, an audit committee and a compensation committee. The committees report their actions to the full Board at the Board's next regular meeting. The following table shows on which of our Board's committees each of our directors served.

   Our Board of Directors held five meetings in the fiscal year ended December 31, 2005. The Company does not have a specific written policy with regard to attendance of directors at our annual meetings of stockholders, although board member attendance is strongly encouraged. Each of our five directors attended all Board meetings, including the 2005 Annual Meeting, and all meetings of the committees on which each director served. At each meeting of the Board of Directors, there was an executive session attended only by the Independent Directors.

                                                          COMMITTEE
                                              ---------------------------------
BOARD MEMBER                                  EXECUTIVE    AUDIT   COMPENSATION
------------                                  ---------    -----   ------------
Leon Kopyt...................................     X
Stanton Remer................................     X
Norman S. Berson.............................                X
David Gilfor.................................                X           X
Robert B. Kerr...............................                X           X

GENERAL DUTIES OF EACH COMMITTEE

   The general duties of each committee are as follows:

   EXECUTIVE COMMITTEE

          o    Acts on behalf of our Board between meetings of the Board.

          o    Met five times during our fiscal year ended December 31, 2005.

   AUDIT COMMITTEE

          o Reviews our financial and accounting practices, controls and results, reviews the scope and services of our auditors and appoints our independent auditors.

          o    Met six times during our fiscal year ended December 31, 2005.

          o    See "Report of the Audit Committee" below.

   The Board of Directors has adopted a written Audit Committee Charter, which was disclosed in our proxy notice dated April 25, 2003. A copy of the Audit Committee Charter is attached herewith as Appendix Number 1.

COMPENSATION COMMITTEE

          o    Determines the compensation of our officers and employees.

          o    Administers our stock option plans.

          o    Met two times during our fiscal year ended December 31, 2005.

          o    See "Report of the Compensation Committee" below.

INDEPENDENCE OF COMMITTEES

   The Board of Directors has determined each member of the Audit Committee and the Compensation Committee of the Board meets the independence requirements applicable to members of those committees as prescribed by the National Association of Securities Dealers, the Commission and the Internal Revenue Service. The Board of Directors has further determined that Robert B. Kerr, Chair of the Audit Committee, is an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the Commission.

DIRECTOR NOMINATIONS

   Due to its relatively small size, the Board of Directors does not have a separate nominating committee. Nominees for election to the Board of Directors are selected by a majority of our Independent Directors. The Independent Directors do not have a charter relating to the nominating process. They seek nominees with the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Directors, the Company and its stockholders.

   The Independent Directors consider recommendations for nominations from a variety of sources, including directors, business contacts, legal counsel, community leaders and members of management. In addition, the Independent Directors consider stockholder recommendations for director nominees that are received in a timely manner. Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees. All such stockholder recommendations should be submitted in writing in care of Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109 no later than December 30, 2006.

COMMUNICATIONS WITH THE BOARD

   Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, in care of Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors or to specified Board members will be forwarded in accordance with the sender's instructions. However, our Secretary reserves the right not to forward any personally abusive or otherwise inappropriate materials.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

   This report summarizes the functions and philosophical principles of the compensation committee, the components of the compensation paid to RCM's executives and other factors that the compensation committee considers in determining the compensation of RCM's executives.

FUNCTIONS OF THE COMMITTEE

   The compensation committee's primary functions include:

          o reviewing, approving and determining the salaries, bonuses and other benefits of RCM's directors, executive officers and senior management,

          o recommending to RCM's Board amendments to existing stock option plans and the adoption of new stock option plans,

          o negotiating, reviewing, approving and determining the adoption of, or amendments to, any compensatory plans, arrangements or agreements between RCM and its executives, and

          o    establishing and reviewing management perquisites.

COMPENSATION PHILOSOPHY

   The Company's compensation program for executives consists of three key elements:

          o    a base salary,

          o    a performance-based annual cash bonus, and

          o    periodic grants of stock options.

   Under this approach, executive compensation involves a high proportion of pay that is "at risk" namely, the annual bonus and stock options. The variable annual bonus also is based, in significant part, on Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders. We believe that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of stockholders.

COMPONENTS OF COMPENSATION

   The compensation committee generally structures RCM executives' compensation through a combination of the following:

          o Base Salary: As a general rule, the compensation committee establishes base salaries for RCM's executives based upon the individual's performance and contribution to RCM. The Committee takes into account base salaries of executives in comparable positions in companies similar to RCM. Some of RCM's executives are parties to employment agreements. The salaries of those executives are based on their agreements.

          o Annual Incentive Compensation: The compensation committee provides annual incentive awards to RCM's executives to reward their contributions to RCM. Mr. Kopyt's bonus is based solely on RCM's EBITDA. Mr. Remer's bonus is determined based on a combination of EBITDA and certain other factors at the discretion of the chief executive officer. The bonuses of all other executives are determined based on RCM's operating income and certain other factors at the discretion of the chief executive officer, based on the guidelines established by the compensation committee.

          o Long-Term Incentive Compensation: The compensation committee periodically grants stock options and other RCM securities to RCM executives. The compensation committee intends the grants to be a significant portion of the total executive compensation. The grants are designed to align the interests of each RCM executive with those of the stockholders, and provide each executive with a significant incentive to manage RCM from the perspective of an owner with an equity stake in the business. Grants typically permit executives to acquire RCM's common stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (usually up to ten years). The grants provide a return to the executive only if the market price of the shares appreciates over the option term.

   The compensation committee bases the size of each executive's option grant upon the executive's:

          o    position with RCM,

          o    potential for future responsibility over the option term,

          o    performance in recent periods, and

          o    current holdings of RCM stock and options.

   The compensation committee believes that RCM's financial performance is a better indicator of executive achievement than its stock price. The compensation committee examines a number of financial indicators in assessing RCM's performance, including:

          o    net sales,

          o    operating income,

          o    net income, and

          o    earnings per share.

   The compensation committee does not base compensation decisions upon any precise formula or accord any one factor greater weight than the other factors.

COMPENSATION OF LEON KOPYT, RCM'S CHIEF EXECUTIVE OFFICER

   Leon Kopyt, RCM's Chief Executive Officer, participates in the same programs as RCM's other executives, and receives compensation based on: the same factors as RCM's other executives, his employment agreement and a termination benefits agreement. Mr. Kopyt's overall compensation reflects his degree of policy and decision-making authority and his level of responsibility with respect to RCM's strategic direction and financial and operational results. Mr. Kopyt's compensation for 2005 was determined based on a study of the compensation of chief executive officers of other companies in the information technology industry, which have financial and corporate characteristics similar to those of RCM. Mr. Kopyt's compensation components for RCM's fiscal year ended December 31, 2005 were as follows:

          o    Base Salary: Mr. Kopyt received a base salary of $475,000.

          o Annual Incentive Compensation: Pursuant to Mr. Kopyt's incentive compensation arrangement, Mr. Kopyt received a $75,000 bonus for the fiscal year ended December 31, 2005 based on the Company's earnings before interest, income taxes, depreciation, and amortization ("EBITDA"). The bonus represented 15.8% of the base salary.

          o Long-Term Incentive Compensation: Mr. Kopyt received 100,000 stock option awards during the fiscal year ended December 31, 2005.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

   Section 162(m) of the Internal Revenue Code limits the amount of executive compensation RCM may deduct for federal income tax purposes. In general, Section 162(m) only allows a publicly held corporation to deduct up to one million dollars per year of compensation paid to certain executives. The executives whose compensation is subject to limitation under Section 162(m) are those executives who, as of the close of a corporation's taxable year, are either the chief executive officer (or an individual acting in such capacity), or an executive whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of that executive being among the four highest compensated officers of a corporation for the taxable year (other than the chief executive officer). Performance-based compensation is not, however, subject to this deduction limitation if it meets certain requirements. One of the requirements is that performance-based compensation be payable only on the attainment of performance goals that have been approved by a corporation's stockholders. Compensation attributable to the exercise of options that are granted with an exercise price at or above the fair market value of the stock subject to the option under a stockholder-approved stock option plan meeting certain requirements is also qualified as performance-based compensation. The compensation committee has generally attempted to structure the compensation it pays to RCM's executives subject to Section 162(m) so that compensation that would exceed the one million dollar limitation otherwise imposed under Section 162(m) will qualify for the exemption noted above for performance-based compensation.

   Respectfully submitted by the members of the compensation committee of the Board of Directors:

                             COMPENSATION COMMITTEE

                              David Gilfor (Chair)
                                 Robert B. Kerr

                                   PROPOSAL 2
                            ------------------------
                     APPROVAL OF THE RCM TECHNOLOGIES, INC.
                     2006 OMNIBUS EQUITY COMPENSATION PLAN

   On April 12, 2006, the Board of Directors adopted, subject to stockholder approval at the 2006 Annual Meeting, the RCM Technologies, Inc. 2006 Omnibus Equity Compensation Plan (the "Plan"). The Board of Directors has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the 2006 Annual Meeting. Also, stockholder approval is being sought
(i) so that the compensation attributable to grants under the Plan may qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code (the "Code") (see discussion of Section 162(m) under the section entitled "Federal Income Tax Consequences" beginning on page 25 of this proxy statement), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet the Nasdaq corporate governance listing standards.

   The Plan is intended to replace our 1996 Executive Stock Option Plan (the "1996 Plan"), which terminated by its terms on January 1, 2006. In addition to the 1996 Plan, we maintain the 2000 Incentive Stock Option Plan (the "2000 Plan"), and have outstanding grants of stock options under our 1994 Non-Employee Directors Stock Option Plan (the "1994 Plan") and our 1992 Employee Stock Option Plan (the "1992 Plan"). As of March 31, 2006, there were outstanding options to purchase 83,455 shares under the 1992 Plan, 70,000 shares under the 1994 Plan, 1,131,045 shares under the 1996 Plan, and 618,383 shares under the 2000 Plan. In addition, there are 26,306 shares available for issuance under our 2000 Plan.

   The Board of Directors believes that the approval of the Plan by our stockholders will further our compensation structure and strategy by providing us with the ability to grant different forms of equity awards, as well as increase the pool of shares of our common stock available for grant. Our ability to attract, retain and motivate top quality employees, non-employee directors, and consultants is material to our success, and the Board of Directors has concluded that this would be enhanced by our ability to make grants under the Plan. In addition, the Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can offer our employees, non-employee directors, and consultants the opportunity to acquire or increase their proprietary interests in us.

   The material terms of the Plan are summarized below. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made, which is attached to this proxy as Appendix Number 2.

MATERIAL FEATURES OF THE PLAN

   General. The Plan provides that grants may be in any of the following forms:
(i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as "options"), (iii) stock appreciation rights ("SARs"), (iv) stock units, (v) performance shares, (vi) stock awards, and (vii) other stock-based awards.

   Subject to adjustment in certain circumstances as described below, the aggregate number of shares of common stock that may be issued or transferred under the Plan is 800,000 shares; provided however, that no more than 400,000 shares of our common stock in the aggregate may be issued pursuant to grants of stock awards, stock units, performance shares and other stock-based awards. If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged, or surrendered without having been exercised or if any stock awards, stock units, performance shares, or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants which have not been issued will become available again for purposes of the Plan. To the extent any grants are paid in cash, and not in shares of common stock any shares reserved for issuance pursuant to such grants will again be available for grant under the Plan. To the extent SARs are exercised under the Plan, the total number of shares of common stock subject to the exercised portion of the SAR will count against the number of shares reserved for issuance under the Plan if shares of common stock are paid out upon exercise of the SAR.

   The Plan provides that the maximum aggregate number of shares of common stock that may be made with respect to grants to any individual during any fiscal year is 300,000 shares, subject to adjustment as described below.

   If approved by the stockholders, the Plan will become effective on June 16, 2006.

   Administration. The Plan is administered and interpreted by our Compensation Committee; however, the Board of Directors or its delegate will make grants under the Plan to our non-employee directors. The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for grants under the Plan, and (vi) deal with any other matters arising under the Plan. The determinations of the Compensation Committee are made in its sole discretion and are final, binding, and conclusive. The Compensation Committee presently consists of Messrs Gilfor and Kerr, each of whom is a non-employee director. Day-to-day administrative functions of the Plan may be performed by our employees, as approved by the Compensation Committee.

   Eligibility for Participation. All of our employees (including officers and members of the Board of Directors) and the employees of our subsidiaries are eligible for grants under the Plan. Our non-employee directors, including non-employee directors of our subsidiaries, are also eligible to receive grants under the Plan. All of our consultants, including consultants of our subsidiaries, are also eligible to receive grants under the Plan. As of March 31, 2006, approximately 2,200 employees, 3 non-employee directors, and 300 consultants will be eligible to receive grants under the Plan.

TYPES OF AWARDS.

Stock Options

   The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs"), so-called "nonqualified stock options" that are not intended to so qualify ("NQSOs"), or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

   The Compensation Committee fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Plan will be equal to or greater than the fair market value of the underlying shares of common stock on the date of grant; however, if a participant who will be granted an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock or any of our subsidiaries, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

   The Compensation Committee determines the term of each option, provided, however, that the term may not exceed ten years from the date of grant and, if the recipient of an ISO is a person who holds more than

10% of the combined voting power of all classes of our outstanding stock or any of our subsidiaries, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Compensation Committee, in its sole discretion, which is specified in the grant letter. Options may be exercised while the participant is employed by us or providing service to us or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee. A participant may exercise an option by delivering notice of exercise to us or our designated agent. The participant will pay the exercise price and any withholding taxes for the option: (i) in cash or by certified or cashier's check, (ii) with the approval of the Compensation Committee, by delivering shares of our common stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, or (iv) by such other method as the Compensation Committee may approve, to the extent permitted by applicable law.

SARs

   The Compensation Committee may grant SARs to anyone eligible to participate in the Plan. Upon exercise of an SAR, the participant will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount set forth in the grant letter. Such payment to the participant will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee. The Compensation Committee will determine the period when SARs vest and become exercisable, the base amount for SARs, and whether SARs will be granted in connection with, or independently of, any options. SARs may be exercised while the participant is employed by us or providing service to us or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee.

Stock Units

   The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the participant with the right to receive a share of common stock or an amount based on the value of a share of common stock at a future date. The Compensation Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee.

Performance Shares

   The Compensation Committee may grant performance shares to anyone eligible to participate in the Plan. Each performance share provides the participant with the right to receive a share of common stock or an amount based on the value of a share of common stock if specified performance goals are met. The Compensation Committee determines the number of performance shares that will be granted, the performance goals, the target amount that will be paid, and the other terms and conditions applicable to the performance shares. Payments with respect to performance shares will be made in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee.

Stock Awards

   The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan. The Compensation Committee may require that participants pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines appropriate. The Compensation Committee determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless the Compensation Committee determines otherwise, a participant will have the right to vote shares of common stock and to receive dividends or other distributions paid on such shares during the restriction period. The Compensation Committee may determine that a participant's entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Other Stock-Based Awards

   The Compensation Committee may grant other types of stock-based awards that would not otherwise constitute options, SARs, stock units, performance shares, and stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be cash-based or based on or measured by shares of our common stock and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. The terms and conditions for these grants will be determined by the Compensation Committee.

   Qualified Performance Compensation. The Plan permits the Compensation Committee to impose and specify objective performance goals that must be met with respect to grants of stock units, performance shares, stock awards, and other stock-based awards to employees. The Compensation Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee. Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions.

   The performance goals, to the extent designed to meet the requirements of
Section 162(m) of the Code, will be based on one or more of the following measures: common stock price, earnings per share of common stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost goals, or goals relating to acquisitions or divestitures. The foregoing measures may be based on the employee's business unit or our performance, our subsidiaries, us and our subsidiaries as a whole, or a combination of the foregoing.

   Deferrals. The Compensation Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with a grant under the Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals.

   Adjustment Provisions. If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; by reason of a merger, reorganization, or consolidation; by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limit on the number of shares of common stock for which any individual may receive pursuant to grants in any fiscal year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

   Change in Control. In the event of a change in control, grants will automatically become fully vested and exercisable, as applicable, but only with respect to those participants who, in the good faith determination and sole discretion of the Compensation Committee, are likely to have their relationship with us or our successor terminated (including a constructive termination through a significant decrease in authority, responsibility or overall total compensation) as a result of such change in control.

   If a change in control occurs where we are not the surviving corporation (or we survive as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

   Further, in the event of a change in control, the Compensation Committee may take any of the following actions: (i) determine that outstanding options and SARs will automatically accelerate and become fully or partially exercisable;
(ii) determine that the restrictions and conditions on outstanding stock awards will fully or partially lapse; (iii) provide that participants holding outstanding performance shares will receive payment in settlement of all or a portion of such performance shares, in an amount determined by the Compensation Committee, based on the participant's target payment for the performance period and the portion of the performance period that precedes the change in control;
(iv) determine that outstanding stock units will become payable in cash or common stock in an amount not less than their target amount, as determined by the Compensation Committee; (v) provide that other stock-based awards will become payable, in full or in part, in cash or common stock, in amounts determined by the Compensation Committee; (vi) require the surrender of outstanding options and SARs for payment in cash, common stock or other property, equal to the difference between the exercise price or base amount and the fair market value of the common stock; (vii) after providing participants with the ability to exercise their outstanding options and SARs, terminate such options and SARs; and/or (viii) with respect to outstanding stock units, performance shares or other stock-based awards, provide for a payment in settlement of such grants in an amount and form determined by the Compensation Committee.

   Foreign Participants. If any individual who receives a grant under the Plan is subject to taxation in countries other than the United States, the Plan provides that the Compensation Committee may make grants to such individuals on such terms and conditions as the Compensation Committee determines appropriate to comply with the laws of the applicable countries.

   Repricing of Options. The Plan includes a restriction providing that, without stockholder approval, neither the Compensation Committee nor the Board of Directors can amend or replace options previously granted under the Plan in a transaction that constitutes a "repricing," as that term is defined under the Nasdaq corporate governance listing standards. Adjustments to the exercise price or number of shares of common stock subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

   Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the Plan after June 15, 2016.

   Grants Under the Plan. No grants have been awarded under the Plan. It is currently not possible to predict the number of shares of common stock that will be granted or who will receive any grants under the Plan after stockholder approval at the meeting.

   The last sales price of our common stock on April 10, 2006 was $6.39 per share.

FEDERAL INCOME TAX CONSEQUENCES

   The federal income tax consequences arising with respect to grants awarded under the Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

   From the recipients' standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

   Exceptions to these general rules may arise under the following circumstances: (i) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment-related, service-related, or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as an "incentive stock option," no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to our chief executive officer or any of our four other most highly compensated officers, if and to the extent such compensation does not qualify as "performance-based compensation" under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) a grant may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or common stock in settlement of the grant, if the grant constitutes "deferred compensation" under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

   Section 162(m) of the Code generally disallows a publicly held corporation's tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as performance-based compensation is excluded from the $1,000,000 deductibility cap and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs will qualify as performance-based compensation. Stock units, performance shares, stock awards, and other stock-based awards granted under the Plan will only qualify as performance-based compensation when the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

   The Plan provides that we have the right to require the recipient of any grant under the Plan to pay to us an amount necessary to satisfy our federal, state, or local tax withholding obligations with respect to such grants. We may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. If the Compensation Committee permits, a participant may satisfy our withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state, and local tax liabilities. The Plan also provides that the Compensation Committee may permit a participant to satisfy our withholding obligation that exceeds the minimum applicable withholding tax rate by transferring to us previously acquired shares of our common stock.

VOTES REQUIRED FOR APPROVAL OF PROPOSAL 2

   The affirmative vote of a majority of the votes cast by all the stockholders entitled to vote for this proposal will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to this proposal will be counted for purposes of determining whether there is a quorum. However, under Nevada law, a proxy marked "ABSTAIN" is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of this proposal.

   THE BOARD HAS UNANIMOUSLY APPROVED THE 2006 OMNIBUS EQUITY COMPENSATION PLAN AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

                                   PROPOSAL 3
                            ------------------------
                        RATIFICATION OF THE APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

   Our Audit Committee has selected Grant Thornton LLP to act in the capacity of independent accountants for the current fiscal year. Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of Grant Thornton LLP as independent accountants to audit our accounts and records for the fiscal year ending December 30, 2006, and to perform other appropriate services. The affirmative vote of a majority of the outstanding shares of our voting stock is required to ratify the selection of Grant Thornton LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Grant Thornton LLP, the Audit Committee will reconsider such selection.

   Representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by stockholders.

FEES BILLED BY GRANT THORNTON LLP DURING 2005 AND 2004

   Audit Fees. Fees billed to the Company by Grant Thornton LLP during 2005 and 2004 for audit services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for such years, for the review of those financial statements included in the Company's Quarterly Reports on Form 10-Q during such years, and for services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements, totaled $149,000 and $154,000, respectively.

   Audit-Related Fees. Fees billed to the Company by Grant Thornton LLP during 2005 and 2004 for audit-related services that were reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the preceding paragraph totaled $10,700 and $1,600, respectively.

   Tax Fees. Fees billed to the Company by Grant Thornton LLP during 2005 and 2004 for professional services rendered for tax compliance, tax advice and tax planning totaled $37,000 and $18,900, respectively.

   All Other Fees. Grant Thornton LLP was engaged by the Company during 2005 and 2004 to perform certain non-audit services. The aggregate fees billed by Grant Thornton LLP for those other services during 2005 and 2004 were $16,400 and 11,700, respectively. In fiscal year 2005 and 2004, the fees of $16,400 and $11,700, respectively, related to the audit of the Company's 401(k) plan.

   The Audit Committee has considered whether Grant Thornton LLP's provision of services other than professional services rendered for the audit and review of our financial statements is compatible with maintaining Grant Thornton LLP's independence, and has determined that it is so compatible.

   The Audit Committee has been informed by Grant Thornton LLP that less than 50 percent of the hours expended on Grant Thornton LLP's engagement to audit our financial statement for the fiscal year ended December 31, 2005 were attributed to work performed by persons other than Grant Thornton LLP's full-time, permanent employees.

   All audit, audit-related, tax and other services were pre-approved by the Audit Committee pursuant to applicable regulations. The Audit Committee currently pre-approves all engagements of the Company's accountants to provide both audit and non-audit services, and has not established formal pre-approval policies or procedures. The Audit Committee did not approve any non-audit services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X during 2005.

   OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2006.

                         REPORT OF THE AUDIT COMMITTEE

   The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

   As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with both management and the Company's outside auditors all financial statements prior to their issuance. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Committee also discussed with Grant Thornton LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company's internal control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

   Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE

                             Robert B. Kerr (Chair)
                                Norman S. Berson
                                  David Gilfor

                          CORPORATE GOVERNANCE MATTERS

   Stockholder Communications with the Board. Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors, or to specified Board members, will be forwarded in accordance with the sender's instructions. However, our Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

   Director Attendance at Annual Meetings. The Company encourages all of the directors to attend the annual meeting of stockholders. The 2005 Annual Meeting of Stockholders was attended by all of the directors.

   Code of Conduct and Code of Ethics. We have adopted a Code of Conduct applicable to all of our directors, officers and employees. In addition, we have adopted a Code of Ethics, within the meaning of applicable Commission rules, applicable to our Chief Executive Officer, Chief Financial Officer and Controller. Both our Code of Conduct and Code of Ethics are available free of charge by sending a written request to Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. If we make any amendments to either of these Codes (other than technical, administrative, or other non-substantive amendments), or waive (explicitly or implicitly) any provision of the Code of Ethics to the benefit of our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in the investor relations portion of our website at www.rcmt.com, or in a report on Form 8-K that we file with the Commission.

                             STOCKHOLDER PROPOSALS

   Stockholders may submit proposals to be considered for inclusion in the proxy materials for our annual meetings. For your proposal to be included in the proxy materials for our 2007 annual meeting:

          o you must submit your proposal in writing to Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109;

          o Mr. Remer must receive your proposal no later than December 22, 2006; and

          o your proposal must comply with the rules and regulations of the SEC.

   If you wish to present a proposal at our 2007 annual meeting but not have the proposal included in our proxy materials relating to that meeting, you must notify our Secretary of such proposal. If we do not receive notice of your proposal by March 7, 2007, the proposal will be deemed "untimely" for the purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934. If the proposal is deemed "untimely," the persons named as proxies in next year's proxy materials will be entitled to vote in their discretion with respect to the proposal.


                                           By Order of the Board of Directors,

                                           /s/ Stanton Remer
                                           -----------------------------------
                                           Stanton Remer
                                           Secretary

April 21, 2006

                               APPENDIX NUMBER 1

                            AUDIT COMMITTEE CHARTER

I. Audit Committee Purpose

   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Review financial information to be provided to stockholders and others.

     o Monitor the integrity of the Company's financial reporting processing and systems of internal controls.

     o Monitor the independence and performance of the Company's independent auditors.

     o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee may retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

   The Audit Committee shall be comprised of at least three directors, each of whom shall be independent, as determined by the Board of Directors and in accordance with the applicable provisions of the Marketplace Rules of the National Association of Securities Dealers, Inc. applicable to the Nasdaq Stock Market. Audit Committee members also shall satisfy the qualification requirements of the Nasdaq Stock Market for audit committee membership.

   The Board of Directors shall appoint the members of the Audit Committee. If the Chairman of the Audit Committee is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chairman of the Audit Committee shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee should communicate with management and the independent auditors quarterly to review the Company's interim financial statements and any significant findings based upon the auditors' review procedures before the Company's Quarterly Report on Form 10-Q is filed with the Securities and Exchange Commission.

III. Audit Committee Responsibilities and Duties

   Review Procedures

   In fulfilling its responsibilities, the Audit Committee is expected to perform the following procedures:

     1. Review and reassess the Charter of the Audit Committee at least annually and recommend to the Board of Directors, as appropriate, amendments to the Charter.

     2. Review the Company's annual audited financial statements prior to filing or distribution. In conducting its review, the Audit Committee should discuss the following matters with management and the independent auditors:

          a. The independent auditors' audit of the financial statements and its report thereon.

          b. Any significant changes required in the independent auditors' audit plan.

                                      A1-1

          c. Any significant difficulties encountered during the course of the audit (including any restriction on the scope of work or access to required information).

          d. Any significant disagreement among management and the independent auditors in connection with preparation of the financial statements.

          e. Other matters related to the conduct of the audit which are communicated to the Audit Committee under generally accepted auditing standards.

     3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (see Item 11). The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

     5. Meet with the independent auditors and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

   Duties Relating to the Independent Auditors

   The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the stockholders. Accordingly, the Audit Committee is expected to perform the following activities with, or as they relate to, the independent auditors:

     6. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     7. Approve the fees and other significant compensation to be paid to the independent auditors.

     8. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     9. On an annual basis, the Committee should review, and discuss with the independent auditors, all significant relationships the independent auditors have with the Company that could impair the auditors' independence. This review should include, without limitation, the following:

          a. Receiving a formal written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

          b. Actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may have an impact on the objectivity and independence of the independent auditor.

     10. Review the independent auditors audit plan. This review should include a discussion of scope, staffing, reliance upon management and general audit approach.

     11. Prior to releasing the year-end earnings, discuss, out of the presence of management, the results of the audit with the independent auditors. The discussion should include the matters set forth in Item 2, as well as the following:

          a. The adequacy of the Company's internal controls, including computerized information system controls and security.

                                      A1-2

          b. Any related significant findings and recommendations of the independent auditor together with management's responses to them.

          c. The independent auditor's judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Without limiting the foregoing, the Audit Committee is expected to inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

   Other Audit Committee Responsibilities

     12. Recommend to the Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's proxy statement relating to the annual meeting of stockholders.

     14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     15. Maintain minutes of meetings and periodically report to the Board of Directors on its activities.

     16.  Periodically perform self-assessment of audit committee performance.

     17. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

     18. Discuss and address with the independent auditors any significant issues relative to overall board responsibility that, in the judgment of the independent auditors, have been communicated to management but have not been adequately resolved.

                                      A1-3

                               APPENDIX NUMBER 2

                             RCM TECHNOLOGIES, INC.

                     2006 OMNIBUS EQUITY COMPENSATION PLAN






                                      A2-1

                               TABLE OF CONTENTS

Section 1.            Purpose .........................................................................................        A2-3

Section 2.            Definitions .....................................................................................        A2-3

Section 3.            Administration ..................................................................................        A2-5

Section 4.            Grants ..........................................................................................        A2-6

Section 5.            Shares of Stock Subject to the Plan .............................................................        A2-6

Section 6.            Eligibility for Participation ...................................................................        A2-7

Section 7.            Options .........................................................................................        A2-7

Section 8.            SARs ............................................................................................        A2-8

Section 9.            Stock Units .....................................................................................        A2-8

Section 10.           Performance Shares ..............................................................................        A2-9

Section 11.           Stock Awards ....................................................................................        A2-9

Section 12.           Other Stock-Based Awards ........................................................................       A2-10

Section 13.           Qualified Performance-Based Compensation ........................................................       A2-10

Section 14.           Deferrals .......................................................................................       A2-11

Section 15.           Withholding of Taxes ............................................................................       A2-11

Section 16.           Transferability of Grants .......................................................................       A2-11

Section 17.           Consequences of a Change in Control .............................................................       A2-11

Section 18.           Requirements for Issuance of Shares .............................................................       A2-12

Section 19.           Amendment and Termination of the Plan ...........................................................       A2-12

Section 20.           Miscellaneous ...................................................................................       A2-13


                                      A2-2

                             RCM TECHNOLOGIES, INC.

                     2006 OMNIBUS EQUITY COMPENSATION PLAN

   Section 1. PURPOSE

   The purpose of the Plan is to provide designated (i) Employees of RCM and its Subsidiaries, (ii) Non-Employee Directors of RCM and its Subsidiaries, and
(iii) Consultants who perform services for RCM and its Subsidiaries, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards and Other Stock-Based Awards. RCM believes that the Plan will encourage the Participants to contribute materially to the growth of RCM, thereby benefiting RCM's stockholders, and will align the economic interests of the Participants with those of the stockholders. All capitalized terms shall be as defined in Section 2 below.

   Section 2. DEFINITIONS

   Whenever used in this Plan, the following terms will have the respective meanings set forth below:

   (a) "Board" means the Board of Directors of RCM.

   (b) "Change in Control" means the occurrence of any of the following events, each of which shall be determined independently of the others:

      (i) Any Person becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 20% or more of RCM's stock entitled to vote in the election of directors;

      (ii) Individuals who are Continuing Directors cease to constitute a majority of the members of the Board;

      (iii) Stockholders of RCM adopt a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of RCM's assets;

      (iv) RCM is party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, unless the business of RCM is continued following any such transaction by a resulting entity (which may be, but need not be, RCM) and the stockholders of RCM immediately prior to such transaction (the "Prior Stockholders") hold, directly or indirectly, at least two-thirds of the voting power of the resulting entity (there being excluded from the voting power held by the Prior Stockholders, but not from the total voting power of the resulting entity, any voting power received by affiliates of a party to the transaction (other than RCM) in their capacities as stockholders of RCM); provided, however, that a merger or consolidation effected to implement a recapitalization of RCM (or similar transaction) in which no Person acquires more than 10% of the combined voting power of RCM's then outstanding securities shall not constitute a Change in Control;

      (v) There is a Change in Control of RCM of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not RCM is then subject to such reporting requirement;

      (vi) RCM is a subject of a "Rule 13e-3 transaction" as that term is defined in Exchange Act Rule 13e-3; or

      (vii) There has occurred a "change in control," as such term (or any term of like import) is defined in any of the following documents which is in effect with respect to RCM at the time in question: any note, evidence of indebtedness or agreement to lend funds to RCM, any option, incentive or employee benefit plan of RCM or any employment, severance, termination or similar agreement with any person who is then an employee of the Company.

Notwithstanding the foregoing, the Committee may modify the definition of a Change in Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code.

   (c) "Code" means the Internal Revenue Code of 1986, as amended.

                                      A2-3

   (d) "Committee" means (i) with respect to Grants to Employees and Consultants, the Compensation Committee of the Board or its delegate or successor, or such other committee appointed by the Board to administer the Plan or its delegate or successor and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees that are intended as "qualified performance-based compensation" (as defined under section 162(m) of the Code), as well as to Employees who are officers of RCM, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" (as defined under section 162(m) of the Code and related Treasury regulations) and "non-employee directors" as defined under Rule 16b-3 promulgated under the Exchange Act.

   (e) "Company" means RCM and any Subsidiary.

   (f) "Consultant" means an advisor or consultant who performs services for the Company.

   (g) "Continuing Directors" mean the members of the Board on the date of adoption of this Plan, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director.

   (h) "Date of Grant" means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

   (i) "Effective Date" means June 16, 2006, subject to approval by the stockholders of RCM.

   (j) "Employee" means an employee of the Company (including an officer or director who is also an employee).

   (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (l) "Fair Market Value" means, as of any date, unless otherwise required by any applicable provision of the Code or any regulations thereunder, (i) if the Stock is listed on a national securities exchange or traded on Nasdaq, the last reported sales price thereof on the relevant date or, if there were no trades on that date, the last preceding date upon which a sale was reported; (ii) if the Stock is not so listed or traded, the mean between the last reported "bid" and "asked" price thereof, as reported on a national securities exchange or Nasdaq; or (iii) if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, and as the Committee determines.

   (m) "Grant" means an Option, SAR, Stock Unit, Performance Share, Stock Award or Other Stock-Based Award granted under the Plan.

   (n) "Grant Letter" means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

   (o) "Incentive Stock Option" means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

   (p) "Non-Employee Director" means a member of the Board, or a member of the board of directors of a Subsidiary, who is not an employee of the Company.

   (q) "Nonqualified Stock Option" means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

   (r) "Option" means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

   (s) "Option Price" means an amount per share of Stock purchasable under an Option, as designated by the Committee.

   (t) "Other Stock-Based Award" means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10 and 11), as described in Section 12.

   (u) "Parent" means a "parent corporation," as defined in section 424(e) of the Code, of RCM.

                                      A2-4

   (v) "Participant" means an Employee, Consultant or Non-Employee Director designated by the Committee to receive a Grant under the Plan.

   (w) "Performance Shares" means an award of phantom units, representing one or more shares of Stock, as described in Section 10.

   (x) "Person" means as such term is used in sections 13(d) and 14(d) of the Exchange Act; provided, however that, unless the Committee determines to the contrary, the term shall not include (i) RCM, any trustee or other fiduciary holding securities under an employee benefit plan of RCM, or any corporation owned, directly or indirectly, by the stockholders of RCM in substantially the same proportions as their ownership of stock of RCM, (ii) such individual as the Board may determine, his or her issue and/or his or her heirs, executors, administrators and successors (but excluding a successor as a result of a sale for value), (iii) such corporation, partnership, limited liability company, trust or other entity or association as the Board may determine, or (iv) the Continuing Directors, individually or to the extent that they act or agree to act in concert.

   (y) "Plan" means this RCM Technologies, Inc. 2006 Omnibus Equity Compensation Plan, as in effect from time to time.

   (z) "RCM" means RCM Technologies, Inc., a Nevada corporation and any successor thereto.

   (aa) "Stock" means the common stock, par value $0.05 per share, of RCM or such other securities of RCM as may be substituted for Stock pursuant to Sections 5(d) or 17.

   (bb) "SAR" means an award of a stock appreciation right, as described in
Section 8.

   (cc) "Stock Award" means an award of Stock, as described in Section 11.

   (dd) "Stock Unit" means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

   (ee) "Subsidiary" means a "subsidiary corporation," as defined in section 424(f) of the Code, of RCM.

   (ff) "Successor Participant" means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with
Section 16.

   Section 3. ADMINISTRATION

   (a) Committee. The Plan shall be administered and interpreted by the Committee. Day to day administrative functions may be performed by employees of RCM, as approved by the Committee.

   (b) Committee Authority.  The Committee shall have the sole authority to
(i) determine the Employees, Consultants and Non-Employee Directors to whom Grants shall be made under the Plan; (ii) determine the type, size and terms of the Grants to be made to each Participant; (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and vesting; (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 19; (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan; and (vi) deal with any other matters arising under the Plan. However, the Board may ratify or approve any Grants as it deems appropriate and has the authority to administer the Plan. To the extent that the Board makes Grants and administers the Plan, references in the Plan to the "Committee" shall be deemed to refer to the Board.

   (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of RCM, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

                                      A2-5

   Section 4. GRANTS

   Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Letter or an amendment to the guidelines or Grant Letter. The Committee shall approve the form and provisions of each Grant Letter. Grants under a particular Section of the Plan need not be uniform as among the Participants. All Grants shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant.

   Section 5. SHARES OF STOCK SUBJECT TO THE PLAN

   (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of Stock that may be issued or transferred under the Plan is 800,000 shares; provided, however, that no more than 400,000 shares of Stock, in the aggregate, may be issued pursuant to grants of Stock Awards, Stock Units, Performance Shares and Other Stock-Based Awards. The Shares may be authorized, but unissued, shares of Stock or reacquired shares of Stock, including shares purchased by RCM on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing share limits.

   (b) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares or Other Stock-Based Awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan. To the extent any Grants are paid in cash, and not in shares of Stock, any shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan. To the extent SARs are exercised under the Plan, the total number of shares of Stock subject to the exercised portion of the SAR shall count against the number of shares reserved for issuance under the Plan if shares of Stock are paid out upon exercise of the SAR.

   (c) Individual Limits. All Grants under the Plan shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants may be made under the Plan to any individual during any fiscal year shall be 300,000 shares, subject to adjustment as described below. The individual limit described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

   (d) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without RCM's receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or RCM's payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

                                      A2-6

   Section 6. ELIGIBILITY FOR PARTICIPATION

   (a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan. Consultants are eligible to participate in the Plan if they perform bona fide services for the Company, the services are not in connection with the offer or sale of securities in a capital-raising transaction, and the Consultants do not directly or indirectly promote or maintain a market for RCM's securities.

   (b) Selection of Participants. The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of shares of Stock subject to each Grant.

   Section 7. OPTIONS

   (a) General Requirements. The Committee may grant Options to any Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.

   (b) Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

   (c) Type of Option and Price.

      (i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees of RCM or its Parent or Subsidiaries. Nonqualified Stock Options may be granted to Employees, Consultants and Non-Employee Directors.

      (ii) The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of RCM or any Parent or Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

   (d) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of RCM, or any Parent or Subsidiary, may not have a term that exceeds five years from the Date of Grant.

   (e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

   (f) Termination of Employment or Service. Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by, or providing service to, the Company. The Committee shall specify in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

   (g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to RCM or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified or cashier's check; (ii) with the approval of the Committee, by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option Price; (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law; or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Stock used to exercise

                                      A2-7
an Option pursuant to subsection (ii) shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to RCM with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

   (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of RCM or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

   Section 8. SARS

   (a) General Requirements. The Committee may grant SARs to any Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

   (b) Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

   (c) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted; provided, however, that the base amount shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

   (d) Payment With Respect to SARs. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

   (e) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain SARs after termination of the Participant's employment or service, and the circumstances under which SARs may be forfeited.

   Section 9. STOCK UNITS

   (a) General Requirements. The Committee may grant Stock Units to any Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on RCM's records for purposes of the Plan.

   (b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

   (c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Grant Letter shall specify the maximum number of shares that shall be paid under the Stock Units.

                                      A2-8

   (d) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Units after termination of the Participant's employment or service, and the circumstances under which Stock Units may be forfeited.

   Section 10. PERFORMANCE SHARES

   (a) General Requirements. The Committee may grant Performance Shares to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 10. Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Shares shall be credited to accounts on RCM's records for purposes of the Plan.

   (b) Terms of Performance Shares. The Committee shall establish the performance goals and other conditions for payment of Performance Shares. Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares.

   (c) Payment With Respect to Performance Shares. Payment with respect to Performance Shares shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Committee shall establish in the Grant Letter a target amount to be paid under a Performance Share based on achievement of the performance goals.

   (d) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Performance Shares after termination of the Participant's employment or service, and the circumstances under which Performance Shares may be forfeited.

   Section 11. STOCK AWARDS

   (a) General Requirements. The Committee may issue or transfer shares of Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this
Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

   (b) Number of Shares. The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

   (c) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Awards after termination of the Participant's employment or service, and the circumstances under which Stock Awards may be forfeited.

   (d) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 16. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

   (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, the Participant shall have the right to vote shares subject to Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a Participant's entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

                                      A2-9

   Section 12. OTHER STOCK-BASED AWARDS

   The Committee may grant other awards that are cash-based or based on, measured by or payable in Stock to Employees, Consultants or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 12. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Letter.

   Section 13. QUALIFIED PERFORMANCE-BASED COMPENSATION

   (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The provisions of this Section 13 shall apply to any such Grants that are to be considered "qualified performance-based compensation" under section 162(m) of the Code. To the extent that Grants of Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards designated as "qualified performance-based compensation" under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as "qualified performance based compensation" but instead must be separate and apart from all other Grants made.

   (b) Performance Goals. When Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met; (ii) the period during which performance will be measured; (iii) the maximum amounts that may be paid if the performance goals are met; and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

   (c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per share of Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost goals, or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant's business unit or the performance of RCM, a Subsidiary, or RCM and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

   (d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

   (e) Certification of Results. The Committee shall certify and announce the results for the performance period to all Participants after RCM announces RCM's financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Letter.

   (f) Death, Disability or Other Circumstances.   The Committee may provide in
the Grant Letter that Grants shall be payable, in whole or in part, in the event of the Participant's death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

                                     A2-10

   Section 14. DEFERRALS

   The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for such deferrals, which shall be consistent with the requirements of section 409A of the Code and the corresponding Treasury regulations and rulings.

   Section 15. WITHHOLDING OF TAXES

   (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. RCM may (i) require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or (ii) deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

   (b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company's tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Committee may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to RCM shares of Stock owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to RCM. The elections described in this subsection (b) must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

   Section 16. TRANSFERABILITY OF GRANTS

   (a) In General. Except as provided in this Section 16, only the Participant may exercise rights under a Grant during the Participant's lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive
Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to RCM of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution.

   (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Letter that a Participant may transfer Nonqualified Stock Options to family members or other persons or entities, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

   Section 17. CONSEQUENCES OF A CHANGE IN CONTROL

   (a) Assumption of Grants. Upon a Change in Control where RCM is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

   (b) Acceleration of Exercisability/Vesting. In the event of a Change in Control, Grants will automatically become fully exercisable and/or vested, as applicable, but only with respect to those Participants who, in the good faith determination and sole discretion of the Committee, are likely to have their relationship with the Company or a successor to the Company terminated (including a constructive termination through a significant decrease in authority, responsibility or overall total compensation) as a result of such Change in Control. This subsection (b) shall be in addition to, and not in lieu of, the actions the Committee may take pursuant to subsection (c) below.

                                     A2-11

   (c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any
Participant: (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part; (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part; (iii) provide that Participants holding outstanding Performance Shares shall receive payment, in whole or in part, in settlement of such Performance Shares, in an amount determined by the Committee, based on the Participant's target payment for the performance period and the portion of the performance period that precedes the Change in Control; (iv) determine that outstanding Stock Units shall become payable, in whole or in part, in cash, Stock or other property in an amount not less than their target amount, as determined by the Committee; (v) provide that Other Stock-Based Awards shall become fully payable, in whole or in part, in cash, Stock or other property, in amounts determined by the Committee; (vi) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by RCM, in cash, Stock or other property, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value subject to the Participant's unexercised Options and SARs exceeds the Option Price of the Options or the base amount of the SARs, as applicable;
(vii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; and (viii) with respect to Participants holding Stock Units, Performance Shares or Other Stock-Based Awards, the Committee may determine that such Participants shall receive a payment in settlement of such Stock Units, Performance Shares or Other Stock-Based Awards, in such amount and form as may be determined by the Committee. Such acceleration, surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

   Section 18. REQUIREMENTS FOR ISSUANCE OF SHARES

   No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

   Section 19. AMENDMENT AND TERMINATION OF THE PLAN

   (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of RCM if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 20(b) below.

   (b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, without the prior approval of RCM's stockholders, no Grant under the Plan may be repriced, replaced, regranted through cancellation or modified if the effect would be to reduce the exercise price for the shares underlying such Grant; provided, however, that the foregoing shall not apply to any adjustment made to a Grant pursuant to Section 5(d) of the Plan. In addition, without the prior approval of RCM's stockholders, the Committee may not cancel an outstanding Grant that is underwater for the purpose of granting a replacement Grant of a different type.

   (c) Stockholder Approval for "Qualified Performance-Based Compensation." If Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards are granted as "qualified performance-based compensation" under Section 13 above, the Plan must be reapproved by RCM's stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in

                                     A2-12
which the stockholders previously approved the provisions of Section 13, if additional Grants are to be made under Section 13 and if required by section 162(m) of the Code or the regulations thereunder.

   (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

   Section 20. MISCELLANEOUS

   (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or
(ii) limit the right of RCM to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving RCM in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

   (b) Compliance with Law. The Plan, the exercise of Options and the obligations of RCM to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of RCM that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of RCM that the Plan and applicable Grants comply with the applicable provisions of sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

   (c) Enforceability. The Plan shall be binding upon and enforceable against RCM and its successors and assigns.

   (d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither RCM nor any other Company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between RCM or any other Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of RCM or any other Company. To the extent that any person acquires a right to receive payment from RCM hereunder, such right shall be no greater than the right of any unsecured general creditor of RCM.

   (e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

   (f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                                     A2-13

   (g) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

   (h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws provisions thereof.


                                     A2-14

                                APPENDIX NUMBER 3

                                      PROXY

                             RCM TECHNOLOGIES, INC.

                              2500 McCLELLAN AVENUE
                                    SUITE 350
                        PENNSAUKEN, NEW JERSEY 08109-4613

                        THIS PROXY IS SOLICITED ON BEHALF
                    OF THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, a stockholder of RCM Technologies, Inc. (the "Company"), hereby appoints Leon Kopyt and Stanton Remer, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania on Thursday, June 15, 2006, at 6:00 p.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company's Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:


|X| Please mark votes as in this example.

1. The election of one Class A director, to serve until the expiration of his term and until his successor is elected and qualified or until his earlier resignation or removal.

                  Nominee: Norman S. Berson

                                            FOR               WITHHELD
                  Norman S. Berson          |__|                |__|

2. The approval of the RCM Technologies, Inc. 2006 Omnibus Equity Compensation Plan.

                  FOR               AGAINST          ABSTAIN
                  |__|                |__|             |__|

3. Ratification of the appointment by the Board of Directors of Grant Thornton LLP as independent accountants for the Company for the fiscal year ending December 30, 2006.

                  FOR               AGAINST          ABSTAIN
                  |__|                |__|             |__|

IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THE STOCKHOLDER GIVES NO DIRECTION, THE PROXY WILL BE VOTED "FOR" BOTH NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.


Signature: _________________                Signature: _________________
Title:     _________________                Title:     _________________
Date:      _________________                Date:      _________________


The undersigned hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this proxy. If more than one person owns the shares, each owner should sign. If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title. If you are signing this proxy on behalf of a corporation, please include your title.